SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         -------------------------------


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 20, 2007

                                Youbet.com, Inc.

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             (Exact name of registrant as specified in its charter)


      Delaware                   0-26015                   95-4627253
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   (State or other            (Commission           (I.R.S. Employer
    jurisdiction of            File Number)          Identification No.)
    incorporation)



          5901 De Soto Avenue,
             Woodland Hills,                          91367
              California

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(Address of principal executive offices)           (Zip Code)


                                 (818) 668-2100

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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On July 20, 2007, Youbet.com, Inc. announced its preliminary financial results for the second quarter ended June 30, 2007. A copy of this press release is attached to this report as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and
Exhibit 99.1 of this report shall not be deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended
("the Exchange Act"), or otherwise subject to the liability of that section, except if Youbet.com, Inc. specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.   Financial Statements and Exhibits.

             (a)   Not Applicable.

             (b)   Not Applicable.

             (c)   Not Applicable.

             (d)   Exhibit:

                   99.1 Youbet.com, Inc. Press Release dated July 20, 2007 (furnished pursuant to Item 2.02 of Form 8-K).

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      YOUBET.COM, INC.





Date: July 20, 2007                   By: /s/ James A. Burk
                                          ---------------------------
                                          James A. Burk
                                          Chief Financial Officer

                                                                    Exhibit 99.1


                                  [Youbet Logo]


For Immediate Release




      Youbet expects second quarter results to be $(0.01) - $0.00 per share due to lower handle at IRG and lower than anticipated revenue at United Tote

  The company expects that cost reduction initiatives coupled with more focused marketing will enable it to approach earlier full year
                                    guidance

   Woodland Hills, CA, July 20, 2007 - Youbet.com, Inc. (NASDAQ:UBET) announced today that it expects results for the second quarter of 2007 will be in the range of ($0.01) to $0.00 per share. Management has implemented cost cutting and revenue enhancement initiatives of approximately $5 million to offset lower revenue expectations from its IRG and United Tote subsidiaries. Due to these issues, full year 2007 EPS guidance has been revised to $0.13 to $0.16 per share versus previous annual guidance of $0.15 to $0.17 per share.

   Earnings for the second quarter of 2007 were adversely affected by lower than anticipated revenue at United Tote and lower handle at International Racing Group (IRG) in addition to increased spending on marketing and increased depreciation costs in connection with the finalization of purchase price adjustments for the company's United Tote subsidiary.

   A portion of the increased marketing expense was aimed at mitigating the effects of TrackNet Media's refusal to sell its Magna Entertainment Corp. and Churchill Downs content to Youbet companies. This effort did positively impact the company's online wagering operations in the second quarter of 2007 compared to the same period in 2006. The increase was achieved even though Youbet did not carry the 2007 Kentucky Derby, typically the largest wagering day in the industry. The company intends to give more detail on the positive trends in its online wagering business in its Q2 2007 earnings release and conference call.

   IRG's second quarter handle is expected to decline approximately $33.6 million compared to the same period last year, with net revenue expected to decline to approximately $1.4 million, or approximately 33% from the year ago quarter. The company's IRG subsidiary did not carry any of this year's Triple Crown events and does not currently have access to TrackNet content from Magna and Churchill Downs.

   United Tote net revenue is expected to be approximately 18% lower than in the second quarter of 2006. In addition, depreciation and amortization expenses increased as a result of finalizing purchase price adjustments related to the acquisition of the totalizator subsidiary.

   The company's expense control program is an across-the-board effort involving the corporate office and all of the company's operating units. These efforts include payroll and operating expense reductions, decreased marketing expense for the second half of 2007, service consolidations and revenue enhancements. For the second half of the year, the company plans to reduce overall G&A and sales and marketing expenses, reduce cost of goods sold at United Tote as well as lower spending on non-core development projects combined, these efforts should approach $5 million. Detail of the cost reduction initiatives will be provided in the company's second quarter earnings release and conference call.

   "We are working to grow our account base, contain costs and manage our yields," said Youbet CEO Charles F. Champion. "The cost reductions, which were underway but accelerated when the TrackNet content issue unexpectedly erupted in the middle of the second quarter, are designed to create greater efficiency in our account acquisition and retention with the intent of providing greater earnings leverage in our company going forward."

   Youbet.com, Inc. will issue a release next week in which it will give the date and time it expects to issue final second quarter 2007 results. At that time the Company will also give information regarding its plans for a Q2 2007 conference call and webcast.

About Youbet.com, Inc.

   Youbet.com is a diversified provider of technology and pari-mutuel horse racing content for consumers through Internet and telephone platforms and is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry through its United Tote subsidiary. Youbet.com's International Racing Group subsidiary is the only pari-mutuel rebate provider to be licensed by a U.S. racing regulatory jurisdiction.

   Youbet.com's website offers members the ability to watch and, in most states, wager on the widest variety of horse racing content available worldwide. Through this platform, Youbet offers members commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products. Youbet.com's Players Trust(SM) revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution.

   The Youbet Advantage(TM) Player Rewards Program is the only player incentive program of its kind in the U.S. pari-mutuel market; and Youbet's play-for-points racing education website - www.Youbet.net - is helping to attract new fans to racing. Youbet.com is the exclusive provider of horse racing content for CBS SportsLine.com. More information on Youbet.com can be found at www.youbet.com.


Cautionary Statements

   Statements in this press release regarding results of operations for the second quarter of 2007 are preliminary and subject to further review and refinement by management and Youbet's independent auditors.

   This press release contains certain forward-looking statements. Statements containing expressions such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "potential," "continue," or "pursue," or the negative or other variations thereof or comparable terminology used in Youbet's press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Section 21E of the Securities Exchange Act of 1934, as amended, may involve known and unknown risks, uncertainties and other factors that may cause Youbet's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. These risks, uncertainties and other factors include our ability to successfully manage expenses and execute on revenue enhancements and others are discussed in Youbet's Form 10-K for the year ended December 31, 2006, and in Youbet's other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


                                      # # #


CONTACT:

Youbet.com, Inc.       Beacon Advisors           Integrated Corporate Relations
Jim Burk, CFO          Hud Englehart (Media)     William Schmitt (Investors)
818.668.2100           513.533.480               203.682.8200